Exhibit 10.18

NATIONWIDE INDIVIDUAL

DEFERRED COMPENSATION PLAN

AS

AMENDED AND RESTATED

January 1, 2005

Individual Deferred Compensation Plan January 1, 2005
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NATIONWIDE INDIVIDUAL

DEFERRED COMPENSATION PLAN

AS

AMENDED AND RESTATED

TABLE OF CONTENTS

ARTICLE 1	DEFINITIONS	4

1.01 ACCRUED AMOUNTS		4
1.02 ADMINISTRATOR		4
1.03 AGREEMENT		4
1.04 ANNUAL SHORT TERM INCENTIVE COMPENSATION		4
1.05 ANNUAL SHORT TERM INCENTIVE COMPENSATION DEFERAAL PERCENTAGE		4
1.06 BENEFICIARY		4
1.07 BENEFITS COMMITTEE		4
1.08 BOOK ACCOUNT		5
1.09 CODE		5
1.10 COMPANIES		5
1.11 COMPENSATION		5
1.12 COVERED COMMENSATION		5
1.13 DEFERRED AMOUNTS		5
1.14 DISTRIBUTION ELECTION		5
1.15 EARNINGS		5
1.16 EFFECTIVE DATE		5
1.17 ELECTION OF DEFERRAL		5
1.18 ELECTIVE DISTRIBUTION		6
1.19 ELIGIBLE PARTICIPANT		6
1.20 EXECUTIVE		6
1.21 HARDSHIP DISTRIBUTION		6
1.22 HRIS		7
1.23 INSIDER		7
1.24 KEY EMPLOYEE		7
1.25 LAPSE DATE		7
1.26 LONG - TERM INCENTIVE COMPENSATION		7
1.27 LONG - TERM INCENTIVE COMPENSATION DEFERRAL PERCENTAGE		7
1.28 NATIONWIDE RETIREMENT PLANS		7
1.28 NATIONWIDE VALUE ADDED (“NVA”) COMPENSATION		7
1.29 NVA COMPENSATION DEFERRAL PERCENTAGE		7
1.30 NOTICE OF DISCONTINUANCE		7
1.31 PARTICIPANT		7
1.32 PERFORMANCE PERIOD		7
1.33 PERIODIC INCENTIVE COMPENSATION		7
1.34 PERIODIC INCENTIVE COMPENSATION DEFERRAL PERCENTAGE		8
1.35 PLAN		8
1.36 PLAN YEAR		8
1.37 RESTRICTED STOCK AWARD		8
1.38 RESTRICTED STOCK DEFERRAL PERCENTAGE		8
1.39 SALARY		8
1.40 SALARY DEFERRAL PERCENTAGE		8
1.41 STOCK		8
1.42 TERMINATION DATE		8
1.43 TRANSACTION DATE		8

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ARTICLE 2	PARTICIPATION AND ELIGIBILITY	9

2.01 COMMENCEMENT OF PARTICIPATION		9
2.02 CESSATION OF PARTICIPATION		9
2.03 ELIGIBILITY		9
2.04 CESSATION OF ELIGIBILITY		9

ARTICLE 3	CONTRIBUTIONS	10

3.01 ELECTION TO DEFER COMPENSATION		10
3.02 CHANGE OF ELECTION TO DEFER		11
3.03 DEFERRAL PERCENTAGE		12

ARTICLE 4	ACCOUNTS AND ALLOCATIONS	13

4.01 DEFERRED AMOUNTS		13
4.02 EARNINGS CREDITED TO BOOK ACCOUNT		13
4.03 NATIONWIDE RETIREMENT PLAN BENEFIT		13
4.04 NATIONWIDE SAVINGS PLAN BENEFIT		14
4.05 NLICA PRODUCERS PENSION PLAN AND NLICA PRODUCERS EXCESS PLAN		15
4.06 VESTED INTEREST		15

ARTICLE 5	DISTRIBUTIONS	16

5.01 METHODS AND ELECTION OF DISTRIBUTION OF ACCRUED AMOUNT		16
5.02 TIME OF DISTRIBUTION		17
5.03 PAYMENT TIMING AND PROCESS		18
5.04 SMALL AMOUNTS		18
5.05 HARDSHIP DISTRIBUTION		18
5.06 ELECTIVE DISTRIBUTION		18
5.07 DEATH PAYMENTS		19

ARTICLE 6	ADMINISTRATION	20

6.01 PLAN ADMINSITRATION		20
6.02 CLAIMS PROCEDURE		21
6.03 RULES OF PLAN		21
6.04 AGENTS AND EMPLOYEES		21
6.05 RECORDS		21
6.06 DELEGATION OF AUTHORITY		22
6.07 ELIGIBILITY		22
6.08 INDEMNIFICATION		22

ARTICLE 7	MISCELLANEOUS	23

7.01 NO TRUST CREATED		23
7.02 AMOUNTS PAYABLE ONLY FROM GENERAL CORPORATE ASSETS - UNSECURED GENERAL CREDITOR STATUS OF PARTICIPANT		23
7.03 NO CONTRACT OF RETENTION		24
7.04 ACCOUNT BALANCE NOT TRANSFERABLE		24
7.05 DETERMINATION OF ACCOUNT BALANCE		24
7.06 MERGER OF PROGRAMS, INDIVIDUAL AGREEMENTS INTO THIS PLAN		24
7.07 AMENDMENT OR TERMINATION		24
7.08 SEVERABILITY OF PROVISIONS		24
7.09 HEADINGS		24
7.10 INUREMENT		25
7.11 NOTICE		25
7.12 GOVERNING LAW		25
7.13 PRONOUNS		25

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NATIONWIDE INDIVIDUAL

DEFERRED COMPENSATION PLAN

AS

AMENDED AND RESTATED

Nationwide Mutual Insurance Company established this Deferred Compensation Plan (the Plan) for a select group of management or highly compensated employees (Executives) of such company and its affiliates. The Plan is comprised of this plan document and each valid, executed Deferred Compensation Plan Agreement entered into by and between the Companies and a Participant. The Plan is not intended to be a qualified plan pursuant to the Code and the Plan is unfunded. The Plan is hereby amended and restated effective for Plan Years beginning after December 31, 2004.

ARTICLE 1

DEFINITIONS

1.01

Accrued Amounts: The sum of all Deferred Amounts credited to the Participant’s Book Account and due and owing to the Participant or Designated Beneficiary pursuant to the Plan and the applicable Agreement, together with Earnings thereon, less any distributions made hereunder.

1.02	Administrator: The Vice President, Associate Services, or such other officer(s) or employee(s) of Nationwide Mutual Insurance Company appointed by the Benefits Committee to administer this Plan.

1.03

Agreement: The Nationwide Individual Deferred Compensation Plan Agreement entered into by and between the Companies and an Eligible Participant. The Agreement includes an Eligible Participant’s Deferral Election(s) and Distribution Election(s).

1.04

Annual Short-Term Incentive Compensation: Cash amounts other than salary, NVA Compensation or Periodic Incentive Compensation paid via the Nationwide HRIS under an incentive plan maintained by the Companies that provides for payments based on performance during a Performance Period of one year and which is paid annually.

1.05	Annual Short-Term Incentive Compensation Deferral Percentage: The percentage elected for deferral from Annual Short-Term Incentive Compensation by an Eligible Participant pursuant to Article 3.

1.06	Beneficiary: The individual, trust or institution designated by the Participant to assume ownership of the Participant’s Book Account upon death.

1.07

Benefits Committee: A committee of at least three senior officers of Nationwide Mutual Insurance Company who are appointed by the Board of Directors of the Nationwide Mutual Insurance Company from time to time. The initial members of the Benefits Committee shall be the Chief Financial Officer, Chief Human Resources Officer and General Counsel of Nationwide Mutual Insurance Company.

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1.08

Book Account: An account maintained for a Participant on the accounting system of the Companies reflecting such Participant’s Deferred Amounts and Earnings thereon; provided, however, that the existence of such book entries and a Book Account shall not create and shall not be deemed to create a trust of any kind, or a fiduciary relationship between the Companies and (a) the Participant, (b) a Designated Beneficiary, or (c) other beneficiaries, under the Agreement. Each Participant’s Book Account shall consist of separate sub-accounts for amounts: (d) deferred under all individual deferred compensation agreement(s) in effect prior to January 1, 2000; (e) from the Participant’s Salary during each Plan Year beginning on or after January 1, 2000; (f) from the Participant’s Annual Short-Term Incentive Compensation during each Plan Year beginning on or after January 1, 2000; (g) from the Participant’s Periodic Incentive Compensation beginning on or after January 1, 2002, (h) from the Participant’s Long-Term Incentive Compensation during each performance cycle beginning on or after January 1, 2000; (i) from the Participant’s NVA Compensation beginning on or after January 1, 2005; and (j) amounts representing the value of the underlying Stock of deferred Restricted Stock Awards.

1.09	Code: The Internal Revenue Code of 1986, as amended.

1.10	Companies: Nationwide Mutual Insurance Company and any company affiliated with it who has adopted this Plan, as well as any successor to any of such entities.

1.11

Compensation: Amounts otherwise payable as cash or stock to an Eligible Participant for her/his services to the Companies, paid via the Nationwide HRIS in the form of Salary, Annual Short-Term Incentive Compensation, NVA Compensation, Restricted Stock Awards on which the restrictions have expired, Periodic Incentive Compensation, and/or Long-Term Incentive Compensation paid under the Nationwide Property and Casualty Long Term Performance Plan, or any successor plan.

1.12	Covered Compensation: Covered Compensation, as defined in the Nationwide Savings Plan, without considering the maximum compensation limit of Code Section 401(a) (17).

1.13	Deferred Amounts: Amounts of Compensation deferred under the Plan and credited to a Book Account.

1.14

Distribution Election: An election filed by the Participant in the manner prescribed by the Administrator as part of the Agreement specifying the method of distribution of the Participant’s Accrued Amount.

1.15	Earnings: Amounts credited to the Participant’s Book Account, pursuant to the provisions of Section 4.02 of this Plan.

1.16	Effective Date: January 1, 2000.

1.17	Election of Deferral: An election filed by an Eligible Participant in the manner prescribed by the Administrator pursuant to which the Participant elects to defer

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receipt of Compensation under the Plan. The Election of Deferral is part of the Agreement.

1.18	Elective Distribution: A voluntary election by the Participant, or, after death, by the Beneficiary, to accelerate payment from this Plan.

1.19

Eligible Participant: An individual who is an Executive and any employee of the Companies who had an individual deferred compensation agreement or deferred compensation election under this Plan in effect for any prior calendar year. An individual who was eligible to participate in the Nationwide Employee Deferred Compensation Plan will not become an Eligible Participant under this Plan until the year following the year in which he or she first becomes an Executive.

1.20	Executive: An Executive is an individual:

(a)	Who is an elected officer of one or more of the Companies

(b)

Whose Covered Compensation plus any deferrals under this Plan totals to an amount in excess of the annual maximum compensation limit under Code Section 401(a)(17) for the Nationwide Savings Plan determined as the covered compensation limit that applies in the Nationwide Savings Plan as of the first day of each Plan Year for this Plan, and

(c)	Whose position is classified for compensation purposes as falling within an executive pay structure.

For each Plan Year, requirement (b) is met if the Covered Compensation paid to such individual exceeds, or is expected to exceed, based on such individual’s annual base salary, target Annual Short-Term Incentive Compensation, and his or her target Periodic Incentive Compensation, the maximum compensation limit of Code Section 401(a) (17) as described in (b) above in the year of deferral or the preceding Plan Year. Requirement (b) of this definition is also met, in the Plan Year in which such an individual is hired, if the annual base salary plus target Annual Short-Term Incentive Compensation of such individual exceeds the maximum compensation limit of Code Section 401(a)(17) as described in (b) above.

1.21

Hardship Distribution: A distribution following a Participant’s Termination Date on account of severe financial hardship to the Participant as a result of a sudden and unexpected illness or accident of the Participant or of his or her dependent (as defined by Code section 152(a)), loss of an Participant’s property due to casualty, or other extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. The circumstances that would constitute an unforeseeable emergency will depend upon the facts of each case, but, in any case, a Hardship Distribution may not be made to the extent that such hardship is or may be relieved (i) through reimbursement or compensation by insurance or otherwise, (ii) by liquidation of the Participant’s assets, to the extent the liquidation or assets would not itself cause severe financial hardship, or (iii) by cessation of deferrals under any other plan.

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1.22	HRIS: The Nationwide Human Resources Information System.

1.23	Insider: Individuals who meet the criteria of Section 16 of the Securities Act of 1934 or such other individuals who are designated as Insiders.

1.24	Key Employee: An individual who meets the criteria as defined in Code Section 416(i).

1.25	Lapse Date: The calendar date on which the restrictions on a Restricted Stock Award expire.

1.25

Long-Term Incentive Compensation: Cash amounts paid via the Nationwide HRIS under any incentive plan maintained by the Companies that provides for payments based on performance during a performance cycle that is longer than one year.

1.26	Long-Term Incentive Compensation Deferral Percentage: The percentage elected for deferral from Long-Term Incentive Compensation by an Eligible Participant pursuant to Article 3.

1.27	Nationwide Retirement Plans: The Nationwide Retirement Plan, Nationwide Supplemental Retirement Plan, Nationwide Excess Benefit Plan, or successor plans to these plans, if any.

1.28

Nationwide Value Added (“NVA”) Compensation: the payment made to Participant from the NVA Award Bank under the terms of the Nationwide Financial Services, Inc. 1996 Long-term Equity Compensation Plan, as amended (“LTEP”).

1.29

NVA Compensation Deferral Percentage: The percentage elected for deferral from NVA Compensation by an Eligible Participant pursuant to Article 3. Participants may elect to cap the deferral percentage with a dollar amount maximum each year.

1.30

Notice of Discontinuance: A deferral election filed by the Eligible Participant with the Administrator requesting the withdrawal and cancellation, on a prospective basis, of the Eligible Participant’s most recent Election of Deferral. The Notice is part of the Agreement.

1.31	Participant: An Executive and/or an individual with an Accrued Amount credited to a Book Account.

1.32

Performance Period: The period over which performance is measured for purposes of determining a Participant’s entitlement to Annual Short-Term Incentive Compensation, NVA Compensation, Periodic Incentive Compensation, and Long-Term Incentive Compensation.

1.33	Periodic Incentive Compensation: Cash amounts other than salary paid via the Nationwide HRIS to a Participant under any incentive plan maintained by the

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Companies that provides for payments based on performance during a Performance Period of less than one year and which is paid more frequently than annually, as well as all other amounts of Compensation paid to the Participant other than Salary, Annual Short-Term Incentive Compensation, NVA Compensation and Long-Term Incentive Compensation.

1.34	Periodic Incentive Compensation Deferral Percentage: The percentage elected for deferral from Periodic Incentive Compensation by an Eligible Participant pursuant to Article 3.

1.35	Plan: This Plan document, together with each executed, valid Agreement.

1.36	Plan Year: The calendar year.

1.37

Restricted Stock Award: A Stock-based award granted to Eligible Participants under the Second Amended and Restated Nationwide Financial Services, Inc. 1996 Long-Term Equity Compensation Plan or any similar, or successor plan.

1.38

Restricted Stock Deferral Percentage: The percentage of a Restricted Stock Award that an Eligible Participant elects to defer pursuant to Article 3 and the concurrent election, if any, by an Eligible Participant to invest any Deferred Amounts relating to a Restricted Stock Award into any investment option under the Plan related to the market performance or value of the Stock.

1.39	Salary: Regular earnings paid via the Nationwide HRIS each biweekly pay period during the Plan Year. Salary is reflected as an annual rate of pay on the Nationwide Human Resources Information System.

1.40	Salary Deferral Percentage: The percentage elected for deferral from Salary by an Eligible Participant pursuant to Article 3.

1.41	Stock: Class A Common Stock of Nationwide Financial Services, Inc., par value $0.01 per share.

1.42	Termination Date: The effective date of a termination of employment.

1.43	Transaction Date: Any date the New York Stock Exchange is open for business.

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ARTICLE 2

PARTICIPATION AND ELIGIBILITY

2.01

Commencement of Participation: An Eligible Participant must timely, fully and accurately complete and execute an Agreement and file such Agreement with the Administrator. An Eligible Participant shall become a Participant at the time an initial credit is made to establish a Book Account for such Participant. Each Eligible Participant will be provided with a description of the Plan and an Agreement once the Administrator identifies him or her as an Eligible Participant. Each year thereafter, for as long as he or she remains an Eligible Participant, the Participant will receive a description of the Plan and appropriate administrative forms.

2.02

Cessation of Participation: An Eligible Participant or other individual will cease to be a Participant in this Plan on the day when all amounts equal to the amounts credited to the Eligible Participant’s or other individual’s Book Account have been distributed to such Eligible Participant or to such Eligible Participant’s Designated Beneficiary, leaving a Book Account of $0.

2.03

Eligibility: Each Eligible Participant shall be permitted to make an Election of Deferral for each respective Plan Year or Performance Period. An Eligible Participant may make a different Election of Deferral each Plan Year and may make different Elections of Deferral for Salary, for Annual Short-Term Incentive Compensation, for Periodic Incentive Compensation, NVA Compensation, and for Long-Term Incentive Compensation.

2.04	Cessation of Eligibility: An individual shall cease to be eligible to make an Election of Deferral upon ceasing to be an Eligible Participant.

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ARTICLE 3

CONTRIBUTIONS

3.01

Election to Defer Compensation: An Eligible Participant may elect a Salary Deferral Percentage, an Annual Short-Term Incentive Compensation Deferral Percentage, an NVA Compensation Deferral Percentage, a Periodic Incentive Compensation Deferral Percentage, a Long-Term Incentive Compensation Deferral Percentage or, a Restricted Stock Deferral Percentage hereunder by filing one or more Elections of Deferral with the Administrator. Each Election of Deferral for a Salary Deferral Percentage must be filed with the Administrator, or its agent, at the time designated by the Administrator which will not be later than the end of the month preceding the beginning of the Plan Year to which it will first pertain. Each Election of Deferral for a Periodic Incentive Compensation Deferral Percentage, an NVA Compensation Deferral Percentage or an Annual Short-Term Incentive Compensation Deferral Percentage must be filed with the Administrator, or its agent, at the time designated by the Administrator which will not be later than the end of the month preceding the beginning of the Performance Period to which it will first pertain.

An Election of Deferral filed with respect to Salary shall be effective on the first day of the Plan Year following the filing thereof or at such other time during such Plan Year as the Administrator may determine appropriate in order to provide for the complete implementation of such election and will relate solely to Salary for services not yet performed as of the date of the election.

An Election of Deferral filed with respect to Annual Short-Term Incentive Compensation and NVA Compensation shall be effective with respect to amounts to be earned in the Performance Period that commences following the filing of such election and which otherwise would be paid in the calendar year following such Performance Period, approximately fifteen months following the filing of the Election of Deferral.

An Election of Deferral filed with respect to Periodic Incentive Compensation shall be effective with respect to amounts to be earned in the Performance Period that commences following the filing of such election, paid after the Performance Period in which such amounts were earned.

An Election of Deferral for a Long-Term Deferral Incentive Compensation Percentage must be filed with the Administrator, or its agent, at the time designated by the Administrator which will not be later than 30 days following the date the Administrator notifies an Eligible Participant of his or her eligibility to file an Election of Deferral for a Long-Term Incentive Compensation Deferral Percentage for the Performance Period to which it will pertain. Such notice shall be provided along with notice of the grant of an award of a long-term incentive award. Such an Election of Deferral shall be effective on the first day of the Performance Period to which it relates, and may relate solely to Long-Term Incentive Compensation for services performed during such Performance Period. An Election of Deferral filed with respect to Long-Term Incentive Compensation shall be effective with respect to amounts to be earned in the Performance Period to which the election relates and which otherwise would be paid after the

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Performance Period ends. For a three-year Performance Period, the election shall be effective with respect to amounts that would otherwise have been paid approximately 36 months following the filing of the Election of Deferral.

Where a Participant is an Insider, an election of a Restricted Stock Deferral Percentage shall only be made after an Eligible Participant has received pre-clearance under the Nationwide Insider Trading Policy by an authorized representative of the Office of General Counsel. Notwithstanding anything contained herein to the contrary, in order for an Eligible Participant’s Restricted Stock Deferral Percentage to be effective it must be made no less than six (6) months from the Lapse Date and must be approved before the Lapse Date by the Board of Directors for Nationwide Financial Services, Inc. or a committee of such board comprised solely of two or more non-employee directors of Nationwide Financial Services, Inc. Notwithstanding anything contained herein to the contrary, a Restricted Stock Deferral Percentage shall only apply to the Restricted Stock Award whose Lapse Date next follows the six month anniversary of the date on which the Eligible Participant makes an election of a Restricted Stock Deferral Percentage. The Restricted Stock Deferral Percentage election is irrevocable and may not be changed once made.

Notwithstanding the foregoing and except for the Restricted Stock Deferral Percentage, in the first Plan Year and/or Performance Period in which an individual is determined to be an Eligible Participant, such Eligible Participant may make an Election of Deferral with respect to Compensation to be earned for services to be performed subsequent to the effective date of the election. Such election must be received within thirty (30) days after the date the Administrator delivers to such individual an Agreement along with a description of the Plan. Delivery shall be deemed to occur on the date of issuance, whether by an interoffice system, the U.S. Postal Service or some other delivery service.

An Eligible Participant may make separate deferral elections with respect to those portions of his or her Compensation, which are Salary, Annual Short-Term Incentive Compensation, NVA Compensation, Periodic Incentive Compensation, Long-Term Incentive Compensation, and, pursuant to the conditions stated herein, Restricted Stock Awards.

3.02

Change of Election to Defer: Except as provided below, the Eligible Participant’s initial Election of Deferral with respect to Salary, Annual Short-Term Incentive Compensation, NVA Compensation, Periodic Incentive Compensation, Long Term Incentive Compensation, shall terminate at the end of the Plan Year or Performance Period to which the Election of Deferral applies. Each such Election of Deferral filed subsequent to the initial Election of Deferral shall similarly continue in effect and be treated as a separate, new election with respect to each Plan Year or Performance Period to which it applies, and shall be accounted for separately.

Any new Election of Deferral, to be effective, must be filed at the time designated by the Administrator which will not be later than the end of the month preceding the beginning of the Plan Year to which it will pertain for deferrals of Salary, or

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the beginning of the relevant Performance Period for deferrals of Annual Short-Term Incentive Compensation, NVA Compensation or Periodic Incentive Compensation, or thirty(30) days following issuance of the notice by the Administrator of eligibility to defer Long-Term Incentive Compensation for a Performance Period. Such new Election of Deferral shall be effective on the first day of the Plan Year following the filing thereof or the first day of the Performance Period to which it relates, and may relate only to salary, Annual Short-Term Incentive Compensation, NVA Compensation and Periodic Incentive Compensation for services not yet performed as of the date of the election, or services rendered in the Performance Period for which the Eligible Participant was granted a Long-Term Incentive Compensation award and was notified of his or her opportunity to defer a portion of such award in the preceding thirty (30) days.

Notwithstanding the foregoing, the Administrator may permit an Eligible Participant to change his or her Election of Deferral prior to the end of a Plan Year if the Administrator determines, in its sole discretion, that such a change is appropriate to carry out the terms of the Plan. Any Election of Deferral permitted pursuant to the preceding sentence shall supersede any prior Election of Deferral and shall remain in effect until the Eligible Participant files a new Election of Deferral. Such mid-year Election of Deferral shall only be permitted if the Eligible Participant elects the deferral of a greater portion of his or her Compensation and shall only be effective with respect to Compensation for services to be performed by the Eligible Participant subsequent to the date of the election.

Notwithstanding the foregoing, for the Plan Year or Performance Period commencing on or after January 1, 2002, failure to make a new Election of Deferral with respect to any element of Compensation shall be treated as an election to terminate any prior Election of Deferral of such element of Compensation. Any Election of Deferral for Salary, Short Term Incentive Compensation, and Periodic Incentive Compensation received for the Plan Year or Performance Period commencing on or after January 1, 2002, shall remain in effect until changed.

3.03

Deferral Percentage: For Plan Years commencing January 1, 2002 or later, and continuing through the Eligible Participant’s Termination Date or the date as of which the individual ceases to be an Eligible Participant, whichever occurs first, the Eligible Participant may elect to defer Compensation under the Plan in full percentage increments of 1% (one percent) up to and including 80% (eighty percent) of all Compensation except Restricted Stock Awards. The maximum deferral percentage for Restricted Stock Awards is 100% (one hundred percent). A Participant may elect to limit the deferral percentage elected with respect to Annual Short Term Incentive Compensation, NVA Compensation and/or Long Term Incentive Compensation by specifying a dollar amount.

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ARTICLE 4

ACCOUNTS AND ALLOCATIONS

4.01

Deferred Amounts: Each Eligible Participant’s Deferred Amounts shall be credited to a Book Account established for such Eligible Participant as soon as administratively practicable after such Deferred Amounts are earned. Such amounts shall be credited effective on the date such amounts would have been paid as cash and included in such Eligible Participant’s Compensation had no Election of Deferral been completed. Amounts deferred pursuant to each individual deferred compensation agreement in effect prior to January 1, 2000, shall be administered as a separate sub-account of the Book Account maintained for any Participant who was a party to such an agreement.

4.02

Earnings Credited to Book Account: Each Participant’s Book Account shall be credited with Earnings for the period from the date on which Deferred Amounts are credited to the Book Account until the date on which they are distributed. Such earnings shall be credited:

(a)	For the period ending March 1, 2000, at a rate equal to the rate of interest established for the Nationwide Savings Plan Guaranteed Fund from time to time; and

(b)

For periods beginning after March 1, 2000, at the rate of return that would have been credited had an amount equal to the Participant’s Book Account been invested in the investment options chosen, from time to time, by the Participant from among the options made available by the Companies.

For the final payment from each sub account within the Book Account, earnings shall be credited from the December 31st preceding the date on which such amount is distributed to the date of the payment at the rate that would have been earned had such payment amount been invested in the Nationwide GIC during such period.

Except for Insiders, the Participant may change the investment options in which his or her account is deemed to be invested for this purpose on any Transaction Date, and may make different elections with respect to such deemed investments with respect to each of his or her sub-accounts. The Companies shall, in their sole discretion, select the options available at any time. Insiders may change their investment options on the same basis as any other Participant, except that, should the Insider elect to transfer any of her/his account to or from the NFS, Inc. Stock Index, such election shall not be effective unless the Insider has first received pre-clearance under the Nationwide Insider Trading Policy from an authorized representative of the Office of General Counsel.

4.03	Nationwide Retirement Plan Benefit: Where a Participant is eligible to participate and has a vested benefit under the Nationwide Retirement Plans; a credit shall be

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made to the Book Account for such Participant, effective on the Participant’s Termination Date, in an amount equal to the present value of:

(a)

The Participant’s benefit under the Nationwide Retirement Plan, the Nationwide Supplemental Retirement Plan, the Nationwide Excess Benefit Plan, the Nationwide Life Insurance Company of America Retirement Plan, and the Nationwide Life Insurance Company of America Producers Pension Plan as of the date of termination of employment, calculated as if no deferral had been made by the Participant pursuant to this Plan, reduced, but not below $0, by

(b)

Benefits from the Nationwide Retirement Plan, Nationwide Supplemental Retirement Plan, Nationwide Excess Benefit Plan, the Nationwide Life Insurance Company of America Retirement Plan, and the Nationwide Life Insurance Company of America Producers Pension Plan.

4.04

Nationwide Savings Plan Benefit: As soon as administratively practicable following the end of a Plan Year and/or a performance cycle, where a Participant is eligible to participate and has a fully vested benefit in company matching contributions under the Nationwide Savings Plan, a credit shall be made to the Book Account for each Participant following each Plan Year in which a Participant deferred compensation under this Plan, in an amount equal to:

(a)

Company matching contributions that would have been made on behalf of the Participant under the Nationwide Savings Plan and the Nationwide Supplemental Defined Contribution Plan and amounts credited under this Section 4.04 of the Plan for such Plan Year and all prior periods, calculated as if no deferral had been made by the Participant pursuant to this Plan and based on the percentage of company matching contributions made on behalf of the Participant under the Nationwide Savings Plan for such periods, reduced, but not below $0, by

(b)

Company matching contributions made on behalf of the Participant under the Nationwide Savings Plan and Nationwide Supplemental Defined Contribution Plan and amounts credited under this Section 4.04 of the Plan for such prior Plan Years and/or performance cycles.

(c)

For deceased Participants, the amount credited to the Participant’s Book Account for the Plan Year in which the Participant died shall be reduced by the amount due for applicable taxes on the amount determined under (a) and (b) of this section.

The amount determined pursuant to (a) – ( c) above for each Plan Year shall be increased, as of the date such amount is credited to the Participant’s Book Account, by an amount equal to the Earnings that would have been credited to the Participant’s Book Account pursuant to Section 4.02 had the amount described in the preceding sentence been credited to such account as of the first day of the Plan

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Year following the year of deferral in the Nationwide GIC investment option to measure Earnings pursuant to Section 4.02.

4.05

NLICA Producers Pension Plan and NLICA Producers Excess Plan: As soon as administratively practicable following the end of each Plan Year in which the Participant deferred compensation under this Plan, where a Participant is eligible to participate and has a fully vested benefit in company contributions under the NLICA Producers Pension Plan, a credit shall be made to the Book Account for such Participant, in an amount equal to:

(a)

Company contributions or credits that would have been made on behalf of the Participant under the NLICA Producers Pension Plan and the NLICA Producers Excess Plan for such Plan Year where company contributions or credits are calculated as if the amount deferred under this plan were included in Covered Compensation under the NLICA Producers Pension Plan and NLICA Producers Excess Plan reduced by the actual company contribution or credits made on behalf of the Participant under those plans for such periods, but not below $0, plus

(b)

For the Plan Year in which the Participant first vests in the company contributions under the NLICA Producers Pension Plan, company contributions or credits that would have been made on behalf of the Participant under the NLICA Producers Pension Plan and NLICA Producers Excess Plan for prior Plan Years, where company contributions and credits are calculated as if the amount deferred under this Plan were included in Covered Compensation under the NLICA Producers Pension Plan and NLICA Producers Excess Plan in such prior Plan Years, reduced by the actual company contribution or credits, as appropriate, made on behalf of the Participant under those plans for such periods, but not below $0.

(c)

For deceased Participants, the amount credited to the Participant’s Book Account for the Plan Year in which the Participant died shall be reduced by the amount due for applicable taxes on the amount determined under (a) and (b) of this section.

The amount determined pursuant to (a) - (c) above for each Plan Year shall be increased, as of the date such amount is credited to the Participant’s Book Account, by an amount equal to the Earnings that would have been credited to the Participant’s Book Account pursuant to Section 4.02 had the amount described in the preceding sentence been credited to such account as of the first day of the Plan Year following the year of deferral and had the Participant chosen the Nationwide GIC investment option to measure Earnings pursuant to Section 4.02.

4.06	Vested Interest: Each Participant shall always be fully vested in such Participant’s Accrued Amount.

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ARTICLE 5

DISTRIBUTIONS

5.01	Methods and Election of Distribution of Accrued Amount:

(a)

Payout Method 1: A period of years equal to the number of years in which a Participant actively deferred compensation pursuant to a deferred compensation agreement executed on or before December 31, 1999. For any Participant who elected this method of determining annual installment distributions with respect to deferral under an individual deferred compensation agreement for calendar year 1999 or any prior calendar year, annual installments will be distributed for the number of calendar years (whole or partial) for which the Participant elected to defer $1 or more of Compensation hereunder, determined as of the date the distribution of the Participant’s Accrued Amount is to commence.

(b)

Payout Method 2: A period of years not in excess of ten (10) years with payment to commence in January of the calendar year following the calendar year which includes the Participant’s Termination Date. For all deferral elections for Plan Years starting on or after January 1, 2002, the ten (10) year limitation described above is changed to fifteen (15) years.

(c)

Payout Method 3: A period of years not in excess of ten (10) years with payment to commence in January of any future year which is not later than the 10th year following the calendar year of deferral. However, if a Participant elects to defer his or her Annual Short-term Incentive Compensation or NVA Compensation and has a Distribution Election of annual installments beginning one year after the Performance Period to which the deferral applies, installment payments will begin in January following the date the Annual Short-term Incentive Compensation or NVA Compensation would have otherwise been paid in the absence of a deferral into this Plan.

For Compensation earned in Plan Years beginning on or before January 1, 2004, a Participant may elect different periods with respect to the portion of his or her Accrued Amount attributable to each of his or her separate sub-accounts. For Compensation earned in Plan Years beginning on or after January 1, 2005, a Participant may make only a single Distribution Election each Plan Year that applies to Annual Short-term Incentive Compensation, NVA Compensation, Periodic Incentive Compensation, and Salary. Each such Distribution Election shall apply to all earnings attributable to the Plan Year for such sub-accounts. If the only Election of Deferral in effect for a Plan Year is for Periodic Incentive Compensation and the Participant does not make a new Election of Deferral for the new Plan Year, the Participant must continue to make a new Distribution Election for every Plan Year. A Participant may make a separate Distribution Election with respect to Long-term Incentive Compensation.

If the Participant has no Distribution Election for Compensation in the applicable Plan Year, the default distribution method is payment beginning in 10 years and paid in 10 annual installments.

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Distributions will be made to the Participant or, if the Participant is deceased, to the Participant’s Designated Beneficiary. The method of distribution must be elected when the Participant’s initial Election of Deferral for each year and/or Performance Period is executed. The Distribution Election is irrevocable by the Participant; provided, however, that the Administrator, in its sole discretion, may change the Distribution Election to another acceptable method under the Plan. It is provided further, that any Participant who elected distributions pursuant to section 5.01(a) may choose, at any time, to limit the period over which distributions would be made pursuant to such section, to the number of years such election has been in effect at the time of such choice.

Distributions for the Savings Plan Company matching contribution credit described in Section 4.04 (“Savings Plan benefit”) shall be distributed in accordance with the Participant’s Distribution Election applicable to the Salary Election of Deferral applicable to the Plan Year in which such Salary was earned. If the Participant has no Salary Election Deferral for the applicable Plan Year, the Savings Plan benefit shall be distributed in accordance with the Participant’s Election Deferral in the following order:

(a)	in accordance with the Short-Term Incentive Election Deferral for the Plan Year in which the Short-Term Incentive was earned;

(b)

If Participant does not have a Short-Term Incentive Election Deferral for the applicable Plan Year, in accordance with the Periodic Incentive Compensation Election Deferral for the Plan Year in which the Periodic Incentive Compensation was earned;

(c)	if the Participant does not have a Periodic Incentive Election Deferral for the applicable Plan Year, in accordance with most recent Restricted Stock Election Deferral, if any; and

(d)

if the Participant has no Election of Deferral for Compensation or restricted stock in the applicable Plan Year, the default distribution method of payment beginning in 10 years and paid in equal 10-year installments.

Methods of distribution elected pursuant to individual deferred compensation agreements in effect prior to January 1, 2000, shall remain in effect with respect to each Participant’s sub-account, if any, which relates to deferrals under any such agreement.

5.02

Time of Distribution: At the time of his or her Election to Defer, Participant may elect to have payment of his or her Accrued Amount commence (a) in January of the calendar year following his or her Termination Date, Payout Method #1 or Payout Method #2 or (b) in January of any future year which is not later than the tenth year following the year of the deferral, Payout Method #3. However, if a Participant elects to defer his or her Annual Short-term Incentive Compensation or NVA Compensation and has a Distribution Election of annual installments beginning one year after the Performance Period to which the deferral applies, installment payments will begin in January following the date the Annual Short-term

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Incentive Compensation or NVA Compensation would have otherwise been paid in the absence of a deferral into this Plan.

If distribution payments commence under the terms of this Plan, the stream of distribution payments shall continue in accordance with the applicable Election of Distribution. Such payments shall not be altered in any way by a change in Participant’s employment status with the Companies, including a subsequent rehire status after a termination of employment.

5.03

Payment Timing and Process: As elected by the Participant, the Companies shall commence payment of the Participant’s Accrued Amount as soon as administratively practicable in accordance with the distribution method elected by the Participant and all applicable federal and state laws, including those for distributions to a Key Employee. Notwithstanding the foregoing, amounts deferred pursuant to individual deferred compensation agreements in effect prior to January 1, 2000, shall be distributed commencing in January of the calendar year following the calendar year of the Participant’s Termination Date.

The amount of each annual installment shall be determined by dividing the Participant’s Book Account Balance or the balance of each sub-account with respect to which a distribution is to be made as of November 30th of the preceding Plan Year by the number of installments remaining to be paid. A final payment from the Account Balance or the balance of a specific sub-account (relating to a particular Plan Year’s deferral), shall be determined by taking the Account Balance or sub-account amount as of December 31st of the preceding Plan Year and crediting earnings from that date through the date of distribution at the rate that would have been earned had such payment amount been invested in the Nationwide GIC during such period.

5.04

Small Amounts: Notwithstanding the foregoing provisions, if the Administrator determines that the value of the Participant’s Accrued Amount, as of November 30th of any year, is $5,000 or less, his or her Accrued Amount, determined as of such date will be paid to the Participant immediately.

5.05

Hardship Distribution: Notwithstanding any other provision herein, a Participant or Beneficiary may request from the Administrator an immediate distribution of all or some portion of his or her Accrued Amount as a Hardship Distribution. If the Administrator approves such request, then a single cash sum shall be distributed, in the amount necessary to meet the terms of the hardship, as soon as administratively practicable.

5.06

Elective Distribution: Notwithstanding any other provision herein, a Participant or Beneficiary may request from the Administrator an immediate distribution of all or some portion of his or her Accrued Amount as an Elective Distribution, if such amount is attributable to amounts deferred on or before December 31, 2004. If the Administrator approves such request, than a single cash sum shall be distributed in the amount requested, less 10% forfeiture, as soon as administratively practicable.

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5.07

Death Payments: Upon receipt by the Administrator of proof of the death of a Participant, the value of the decedent’s account held hereunder shall be paid to the designated beneficiary of the decedent, or to the administrator or executor of the estate of the decedent if no valid beneficiary designation is in effect upon the death of the decedent.

A Participant may name more than one beneficiary. Each beneficiary shall be paid the portion of the Participant’s Accrued Amount that the Participant specifies for each person. If the Participant does not specify amounts, the Accrued Amount shall be divided equally among the surviving primary beneficiaries. If any of the named primary beneficiaries die before the Participant dies, the deceased beneficiary’s portion shall be divided equally among the surviving primary beneficiaries unless the Participant specifies otherwise. If there is no surviving primary beneficiary, the total amount shall be divided equally among the surviving contingent beneficiaries, unless the Participant specifies otherwise. If there are no surviving contingent beneficiaries, the deceased primary beneficiary’s designated portion of the total amount payable shall be paid to the Participant’s estate.

If the Participant failed to properly designate a beneficiary, the Participant’s Accrued Amount shall be distributed to the following parties, in the following order: the Participant’s surviving spouse, if any; if the Participant has no surviving spouse, the Participant’s surviving children, if any, equally; if the Participant has no surviving spouse or surviving children, the Participant’s surviving parents, if any, equally; if none of the preceding parties is living, the Participant’s surviving siblings, if any, equally; and, if none of the preceding parties survive the Participant, to the Participant’s estate.

The Beneficiary shall receive distribution of the Book Account in accordance with the Participant’s distribution election in file with the Administrator. However, notwithstanding any other provisions herein, distribution of the value of Participant’s Book Account may be accelerated due to the Participant’s death if the Beneficiary of Participant’s Book Account is the estate of the Participant. The executor or other authorized representative of the Participant’s estate may request acceleration of the distribution method otherwise elected by Participant pursuant to Section 5.01 herein, and such distribution shall not be subject to the 10% forfeiture described in Section 5.06 herein.

If the designated beneficiary of a decedent is a minor with respect to whom a guardian has been appointed, and if such guardian refuses to accept the payment due such beneficiary hereunder, or if there is no guardian, the Administrator shall direct that such payment be made to the estate of the decedent in full discharge of the liability of the Company to the extent thereof.

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ARTICLE 6

ADMINISTRATION

6.01	Plan Administration: The general administration of the Plan and the responsibility for carrying out its provisions shall be placed with the Administrator.

The Administrator shall have the power to take all actions required to carry out the provisions of the Plan and shall further have the following powers and duties, which shall be exercised in a manner consistent with the provisions of the Plan:

(a)

To exercise sole and exclusive discretion and authority to construe and interpret the provisions of the Plan, to determine eligibility to participate in the Plan, and make and enforce rules and regulations under the Plan to the extent deemed advisable;

(b)

To decide with sole and exclusive discretion and authority all questions as to the rights of Participants under the Plan, all questions as to the interpretation of Plan provisions, and such other questions as may arise under the Plan;

(c)

To file or cause to be filed all such annual reports, returns, schedules, descriptions, financial statements and other statements as may be required by any federal or state statute, agency, or authority;

(d)	To obtain from the Companies and Participants such information as shall be necessary to the proper administration of the Plan;

(e)	To determine the amount, manner, and time of payment of amounts hereunder;

(f)

To notify the Participants and other covered individuals, in writing, of any amendment or termination of the Plan, or of a change in any amounts available under the Plan, to the extent required by law;

(g)	To prescribe such actions as may be required for Participants to make elections under this Plan;

(h)

To do such other acts as it deems reasonably required to administer the Plan in accordance with its provisions, or as may be provided for or required by law. Except as required by law, no bond or other security need be required of the Administrator in such capacity in any jurisdiction.

(i)	In accordance with the documents and instruments governing the Plan insofar as such documents and instruments are consistent with the provisions of the applicable law.

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6.02	Claims Procedure:

(a)	All claims for amounts must be filed with the Administrator, along with such other documentation, as the Administrator shall require from time to time.

(b)	If a claim should be denied in whole or in part, the Participant, the Designated Beneficiary(ies) or the beneficiary(ies) of the Participant will receive written notification within ninety (90) days.

A written document will be provided by the Administrator showing the determination of the amount payable and the reason for denial, including references to the specific provisions of the Plan on which the denial is based. The notice from the Administrator will also describe any additional material or information necessary to perfect the claim and will explain why such material is necessary.

Upon receipt of a denial of a claim, the claimant may request a review of the denial by filing a written appeal with the Administrator within sixty (60) days after the denial is received. The claimant may examine pertinent documents which the Administrator has, and may submit comments in writing. The decision by the Administrator will be made promptly (within sixty (60) days). This decision will also be delivered to the claimant in writing, setting forth specific reasons for the decision and specific references to the pertinent Plan provisions upon which the decision is based. This decision will be final.

6.03

Rules of Plan: Subject to the limitations of the Plan, the Administrator may, from time to time, establish policies for the administration of the Plan and the transaction of its business. The Administrator may correct errors, however arising, and, as far as possible, adjust any payments accordingly. The determination of the Administrator as to the interpretation of the provisions of the Plan or any disputed question with respect to the Plan shall be conclusive upon all interested parties.

6.04

Agents and Employees: The Administrator may authorize one or more agents to execute or deliver any instrument. The Administrator may appoint or employ such agents, counsel, auditors, physicians, clerical help and actuaries as in the Administrator’s judgment shall be reasonable or necessary for the proper administration of the Plan.

6.05

Records: The Administrator shall maintain accounts showing the transactions of the Plan. The Administrator shall prepare and submit annually to the Boards of Directors a report setting forth the amounts credited to the Book Accounts and the related corporate liability equal to the total Accrued Amount of all Participants. The report to the Boards of Directors shall also include a brief account of the operation of the Plan for the Plan Year. The Administrator shall also provide periodic reports to the Participants concerning the status of their accounts.

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6.06

Delegation of Authority: With the consent of the Benefits Committee, the Administrator may delegate to any person or persons any or all of its rights and duties hereunder. Any such delegation shall be valid and binding on all persons, and the person or persons to whom any such authority has been delegated shall, upon written acceptance of such authority, have full power to act in all matters so delegated until the authority expires by its terms or is revoked by the Administrator.

6.07

Eligibility: The Administrator shall not be precluded from becoming a Participant or Eligible Participant in the Plan; provided, however, that the Administrator, if a Participant or an Eligible Participant, shall not have any authority with respect to such Participant’s or Eligible Participant’s own participation in the Plan. Any issues related to the Administrator’s participation in the Plan shall be resolved by the Benefits Committee.

6.08

Indemnification: The Nationwide Mutual Insurance Company shall indemnify the Administrator for all expenses and liabilities (including reasonable attorneys’ fees) arising out of the administration of the Plan, other than any expenses or liabilities resulting from the Administrator’s own gross negligence or willful misconduct. The foregoing right of indemnification shall be in addition to any other rights to which the Administrator shall be entitled as a matter of law.

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ARTICLE 7

MISCELLANEOUS

7.01

No Trust Created: Nothing contained in the Plan, and no action taken pursuant to the Plan by the Companies or any Participant shall create, or be construed to create, a trust of any kind, or a fiduciary relationship between the Companies and the Participant, the spouse of any Participant, a Designated Beneficiary or any other person. Any trust created by the Companies and any assets held by any such trust to assist the Companies in meeting its obligations under the Plan shall conform to the terms of the model trust described in Internal Revenue Procedure 92-64 and as subsequently modified.

7.02

Amounts Payable Only From General Corporate Assets - Unsecured General Creditor Status of Participant: Payments to any Participant, to any Participant’s spouse or to any Designated Beneficiary shall be made from assets which shall continue, for all purposes, to be a part of the general, unrestricted assets of the Nationwide Mutual Insurance Company. Title to and beneficial ownership of any assets, whether cash or investments which may be earmarked to pay Accrued Amounts hereunder, shall at all times remain in the Nationwide Mutual Insurance Company and no Participant or Designated Beneficiary shall have any property interest whatsoever in any specific asset of the Company. No person shall have any interest in any such assets by virtue of the provisions of this Plan. The obligation of the Companies hereunder shall be unfunded, for tax purposes, and an unsecured promise to pay money in the future. To the extent that any person acquires a right to receive payments from the Nationwide Mutual Insurance Company under the Plan, such right shall be no greater than the right of any unsecured general creditor of the Company, and no such person shall have nor require any legal or equitable right, interest or claim in or to any property or asset of the Companies. The Company shall have no obligation to invest any assets as directed by Participants pursuant to Section 4.02. The elections made by Participants pursuant to that section shall be used solely for purposes of measuring the earnings credited to the Book Accounts of Participants.

In the event that, in its discretion, the Companies purchase an insurance policy or policies insuring the life of a Participant or any other property to allow the Companies to recover the cost of providing amounts, in whole or in part, hereunder, neither the Participant, the Participant’s Designated Beneficiary nor any other person shall have any rights whatsoever to the proceeds there from. The Companies shall be the sole owner and beneficiary of any such insurance policy and shall possess and may exercise all incidents of ownership therein. No such policy, policies or other property shall be held in any trust for the Participant or any other person nor as collateral security for any obligation of the Companies hereunder.

There is no obligation on the part of the Companies to fund for any liability that accrues as a result of the Plan.

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7.03

No Contract of Retention: Nothing contained herein shall be construed to be a contract of retention as an employee for any term of years, nor as conferring upon any Participant the right to continue to be retained as an employee in the Participant’s present capacity, or in any capacity. It is expressly understood that the Plan relates merely to the promise of payment of deferred compensation for the Participant’s services.

7.04

Account Balance Not Transferable: Neither the Participant, a Designated Beneficiary nor any other beneficiary under the Plan shall have any power or right to transfer, assign, anticipate, hypothecate or otherwise encumber any part or all of the amounts payable hereunder. A Participant’s or Designated Beneficiary’s rights to payments under the Plan are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment by creditors of the Participant or of the Designated Beneficiary, and no such amounts shall be subject to seizure by any creditor of any Participant or Designated Beneficiary, by a proceeding at law or in equity, nor shall such amounts be transferable by operation of law in the event of bankruptcy, insolvency or death of the Participant or Designated Beneficiary, or any other beneficiary hereunder. Any such attempted assignment or transfer shall be void.

7.05

Determination of Account Balance: A Participant who believes that such Participant is being denied amounts to which the Participant is entitled under the Plan may file a written request for such amount with the Administrator, setting forth the Participant’s claim. The request must be addressed to the Secretary at the principal place of business of the Companies.

7.06

Merger of Programs, Individual Agreements Into This Plan: The Benefits Committee, without the consent of any Participant or Designated Beneficiary, may act to merge other individual account, deferred compensation liabilities under other plans, programs or individual agreements with this Plan. A specific amendment of this Plan shall be executed upon each such merger.

7.07

Amendment or Termination: The Benefits Committee, without the consent of any Participant or Designated Beneficiary, may amend or terminate the Plan at any time; provided, however, that no amendment shall be made or act of termination taken which divests any Participant or Designated Beneficiary of the unsecured right to receive payments under the Plan with respect to amounts theretofore credited to the applicable Participant’s Book Account.

7.08

Severability of Provisions: If any provision of the Plan is held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of the Plan, and the Plan shall be construed and enforced as if such invalid or unenforceable provision had not been included in the Plan.

7.09	Headings: Headings used throughout the Plan are for convenience only and shall not be given legal significance.

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7.10

Inurement: The Plan shall be binding upon and shall inure to the benefit of, the Companies and their successors and assigns, and the Participants and their Designated Beneficiaries and the successors, heirs, executors, administrators and beneficiaries thereof.

7.11

Notice: Any notice, consent or demand required or permitted to be given under the Plan shall be in writing and shall be signed by the party giving or making the same. If such notice, consent or demand is mailed to a party hereto, it shall be sent by United States certified mail, postage prepaid, and addressed to such party’s last known address as shown on the records of the Companies. The address of the Companies, for this purpose, shall be One Nationwide Plaza, 1-26-9, Columbus, Ohio 43215. The date of such mailing shall be deemed the date of notice, consent or demand. Any party hereto may change the address to which notice is to be sent by giving notice of the change of address in the manner aforesaid.

7.12	Governing Law: The Plan and the rights of the parties hereunder shall be governed by and be construed in accordance with the laws of the State of Ohio.

7.13	Pronouns: Any masculine term used in the Plan shall include the feminine and any singular term shall include the plural, unless the text indicates otherwise.

IN WITNESS WHEREOF, the Companies have hereby executed this Amended and Restated Plan, effective January 1, 2005.

NATIONWIDE MUTUAL INSURANCE COMPANY NATIONWIDE MUTUAL FIRE INSURANCE COMPANY FARMLAND MUTUAL INSURANCE COMPANY

By:

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